UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2025 (February 17, 2025)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2025 Long-Term Incentive Plan

On February 17, 2025, the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors (the “Board”) of Newell Brands Inc. (the “Company”) approved the 2025 Long-Term Incentive Plan Terms and Conditions (the Long-Term Incentive Plan referred to herein as the “LTIP”) under the Company’s shareholder approved 2022 Incentive Plan, pursuant to which the Company makes annual long-term incentive awards based on shares of the Company’s common stock, including performance-based restricted stock units (“PRSUs”) and time-based restricted stock units (“TRSUs”). Under the LTIP, the Committee (and in the case of the Chief Executive Officer, the independent members of the Board) approves PRSU and TRSU awards to key employees, including the named executive officers. The value of the LTIP award is based upon a percentage of the named executive officer’s salary or such other dollar value as is determined by the Committee (or the Board). Under the LTIP, a named executive officer’s LTIP award in 2025 will be comprised of 50% PRSUs and 50% TRSUs by value. PRSU awards under the LTIP will vest three years from the date of grant, subject to achievement of the applicable performance measures and continued employment. TRSU awards will vest ratably in one-third increments on each of the first, second and third anniversaries of the date of the grant, subject to continued employment.

The PRSUs awarded may vest at 0% to 200% depending upon achievement of equally-weighted performance goals for Free Cash Flow Productivity and Annual Adjusted Earnings Per Share Performance (as defined in the LTIP) set by the Committee for the performance period beginning as of January 1, 2025.

The summary above is qualified in its entirety by reference to the LTIP, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

2025 Bonus Program

On February 17, 2025, the Committee used its discretion under the Company’s Management Bonus Plan to establish the performance criteria for the 2025 bonus awards (the “2025 Bonus Program”). For named executive officers Christopher Peterson, Mark Erceg and Bradford Turner, 2025 bonus awards will be tied to corporate performance goals for adjusted operating cash flow, adjusted earnings per share, core sales and certain corporate operations goals based on productivity savings and weighted forecast accuracy (the “Corporate Metrics Payout”). For named executive officers Kristine K. Malkoski and Michael P. McDermott, 2025 bonus awards will be tied 30% to the Corporate Metrics Payout and 70% to applicable business segment performance goals for adjusted operating cash flow, adjusted operating income, core sales and certain segment operations metrics based on productivity savings and weighted forecast accuracy.

Following the completion of 2025, named executive officers are eligible to receive a bonus equal to such named executive officer’s base salary multiplied by the product of the target payout percentage described below and a payout percentage from 0% to 200% determined by the Committee based on attainment of applicable performance goals, and subject to adjustment up or down, based on individual performance, quality of results or other factors deemed relevant by the Committee.

The named executive officers will participate in the 2025 Bonus Program with a target payout equal to the percentage of their respective base salary as set forth below. To be entitled to receive their bonuses, participants generally will be required to continue to be employed by the Company through the date of payment.

The amount awarded to a named executive officer under the 2025 Bonus Program will range between 0% and 200% of the target payout indicated below, based on the extent to which applicable performance criteria are met.

Name	Target Payout as a Percentage of Base Salary
Christopher Peterson	175%
Mark Erceg	120%
Bradford Turner	105%
Kristine K. Malkoski	90%
Michael P. McDermott	90%

Item 9.01. Financial Statements and Exhibits

(d)
Exhibits

Exhibit No.	Exhibit Description

10.1	Newell Brands Inc. 2025 Long-Term Incentive Plan Terms and Conditions

104	Cover Page Interactive Data File (formatted as inline XBLR and embedded within the document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: February 19, 2025	By:	/s/ Bradford R. Turner
Bradford R. Turner Chief Legal & Administrative Officer and Corporate Secretary